EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on S-8  (No. 333-207434) of our report dated March 23, 2016 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia,  Pennsylvania

March 23, 2016